Exhibit 99.(a)(i)

AMENDED AND RESTATED

CERTIFICATE OF TRUST

OF

AIG Series Trust

This Certificate of Trust (“Certificate”), originally formed under the name AIG Series Trust on December 30, 2003, is filed in accordance with the provisions of the Delaware Statutory Trust Act (Del. Code Ann. Tit. 12 Section 3810 et. seq.) and sets forth the following:

1.                               The name of the trust is hereby amended to: SunAmerica Specialty Series (the “Trust”).

2.                               The business address of the registered office of the Trust and of the registered agent of the Trust is:

The Corporation Trust Company

1209 Orange Street

Wilmington, New Castle County, Delaware 19801

3.                               The Amended and Restated Declaration of Trust is on file with the Secretary of the Trust and was executed and made on behalf of the Trust by the Trustees of the Trust, as Trustees of the Trust, and not individually, and the obligations of such instrument are not binding upon any of the Trustees of the Trust individually or upon the holders of beneficial interest in the Trust, but are binding only upon the assets and property of the Trust, or the respective series of the Trust, as the case may be.

4.                               This Trust is a Delaware statutory trust and is registered under the Investment Company Act of 1940. Notice is hereby given that the Trust shall consist of one of more series. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only, and not against the assets of the Trust generally or any other series.

5.                               This Amendment and Restated Certificate of Trust shall become effective on the 26th day of February 2010.

IN WITNESS WHEREOF, the undersigned, being an officer of the Trust, has executed this Certificate on this 22nd day of February 2010.

ATTEST:		AIG Series Trust

By:		By:
	John E. McLean		John Genoy
	Assistant Secretary		President